UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒ Preliminary Information Statement
☐ Definitive Information Statement
☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

FREEZE TAG, INC.
(Name of Registrant as Specified In Its Charter)

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Contact Person:
David S. Hunt, Esq.
Suite 200, 66 Exchange Place
Salt Lake City, Utah 84111
Tel: 801-355-7878; Fax: 801-906-6164

18062 Irvine Blvd, Suite 103
Tustin, California 92780
Tel. (714) 210-3850

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
A MAJORITY OF THE OUTSTANDING VOTING STOCK OF FREEZE TAG, INC.

December __, 2013

Dear Freeze Tag, Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of Freeze Tag, Inc., a Delaware corporation (the “Company” or “we”) as of the close of business on December 19, 2013 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was authorized, by written consent, by holders of a majority of our outstanding voting stock on December 19, 2013, (the “Written Consent”):

●
an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to increase the total number of authorized shares of the Company’s capital stock from 110,000,000 shares to 510,000,000 shares, of which 500,000,000 will be available for issuance as Common Stock.

The Written Consent constitutes the only stockholder approval required under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws to approve the Certificate of Amendment. No consents or proxies are being requested from stockholders, and our Board of Directors is not soliciting your consent or your proxy in connection with these actions. The Certificate of Amendment, as approved in the Written Consent, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: The Information Statement is available at: http://www.freezetag.com. We will furnish a copy of this Information Statement, without charge, to any stockholder upon written request to the following address: 18062 Irvine Blvd, Suite 103, Tustin, California 92780, Attention: Chief Financial Officer.

By order of the Board of Directors.

/s/ Craig Holland
Craig Holland
Chief Executive Officer and President

18062 Irvine Blvd, Suite 103
Tustin, California 92780
Tel. (714) 210-3850
_____________________________________________________________________________________________

INFORMATION STATEMENT
_____________________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of Freeze Tag, Inc. (the "Company") of:

●
an amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to increase the total number of authorized shares of the Company’s capital stock from 110,000,000 shares to 510,000,000 shares, of which 500,000,000 will be available for issuance as common stock, par value $0.001 per share (“Common Stock”); and

Our Board of Directors approved the Certificate of Amendment on December 19, 2013 (the Certificate of Amendment is referred to herein as the “Amendment”). The Amendment was subsequently approved, by written consent, by stockholders holding a majority of our outstanding voting stock (Series A Preferred Stock) on December 19, 2013 (the “Written Consent”). Copies of the substantive text of the Certificate of Amendment is attached to this Information Statement as Exhibit A.

The Amendment will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Certificate of Amendment will only become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Delaware General Corporation Law and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. As only the holders of Series A Preferred Stock and Common Stock are entitled to vote on such matters, approval of the Amendment required the approval of a majority of the Company’s issued and outstanding voting securities. On the Record Date, the Company had 99,938,817 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share and 1,000 shares of Series A Preferred Stock entitling the holders thereof, voting separately as a class, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. The Written Consent of the holders of Series A Preferred was subsequently executed by holders resulting in a 51% vote.

We have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consents from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by the Written Consent and giving stockholders notice of the Amendment as required by the Delaware General Corporation Law and the Exchange Act.

As the Amendment was approved by the Written Consent, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

General

The Company’s authorized capital stock currently consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). As of December 19, 2013, there were: (i) 99,938,817 outstanding shares of Common Stock; (ii) 1,000 outstanding shares of Series A Preferred Stock (“Series A Preferred”), The holders of the Series A Preferred Stock which grant the holders thereof, voting separately as a class, to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote.

Common Stock

As of December 19, 2013, there were 99,938,817 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

Preferred Stock

The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

As of December 19, 2013, 1,000 shares of Series A Preferred were outstanding, and no other series or classes of Preferred Stock were issued and outstanding. For so long as any shares of the Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right to vote on all shareholder matters equal to fifty-one percent (51%) of the total vote. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series A Preferred Stock.

The total voting shares outstanding at the time of any and all shareholder votes (i.e., the total shares eligible to vote on any and all shareholder matters) shall be deemed to include (a) the total common stock shares outstanding; (b) the voting rights applicable to any outstanding shares of preferred stock, other than the Series A Preferred Stock, if any; and (c) the voting rights attributable to the Series A Preferred Stock, as described herein, whether such Series A Preferred Stock shares are voted or not.

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Reasons for the Amendment

Our authorized capital currently consists of 110,000,000 shares, of which 100,000,000 shares may be issued as Common Stock. In addition to shares of Common Stock issued and outstanding, we are required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible securities.

In recent years, we have engaged in stock sales and convertible note issuances in order to fund our operating costs and current business plan. Although these transactions provided us with necessary working capital, it obligated the Company to issue and reserve shares of Common Stock in excess of the amount authorized under our Certificate of Incorporation. Thus, as of the Record Date, the shares of our Common Stock either issued and outstanding or reserved for issuance as described above exceeded our authorized Common Stock.

As a result, our Board of Directors, certain stockholders owning shares of our Series A Preferred Stock and certain stockholders owning shares of our Common Stock approved the Certificate of Amendment in order to increase our authorized capital stock to 510,000,000 shares, and to provide the Company with sufficient authorized but unissued Common Stock to permit conversion and exercise of all of its currently outstanding securities, including the securities to be issued upon execution of the note conversions. Additionally, this increase will enable us to respond quickly to opportunities to raise capital in public or private offerings. The additional authorized shares may be used for any proper corporate purpose approved by our Board of Directors, subject only to stockholder approval requirements as required by the Delaware General Corporation Law, our Certificate of Incorporation and/or our Bylaws. The availability of additional authorized shares will enable our Board of Directors to act with flexibility to issue shares of Common Stock in connection with future financings, strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other favorable opportunities that may arise to enhance our capital structure.

If, however, we do not file the Certificate of Amendment, we will not have sufficient shares of Common Stock to issue upon exercise or conversion of the securities issued in connection with our notes, including future notes necessary to fund our business with up to $500,000 presently being discussed or other outstanding derivative securities. Moreover, we will be unable to issue any shares of Common Stock, preventing us from taking advantage of any opportunity for addition working capital that requires the issuance of Common Stock.

We believe that the Certificate of Amendment will provide for sufficient shares of Common Stock available for issuance in order to satisfy the Company’s obligations to issue Common Stock, as described herein. Other than as specified above and as permitted or required under outstanding options, warrants and other securities convertible into shares of our Common Stock, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. No additional action or authorization by the stockholders would be necessary prior to the issuance of any additional shares, unless required by applicable law. We reserve the right to seek a further increase in authorized shares, from time to time in the future as appropriate.

Effect on Outstanding Common Stock

The additional shares of Common Stock authorized by the Certificate of Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares will not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Certificate of Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Anti-Takeover Effects

Although the Certificate of Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

DISSENTER’S RIGHTS

Under the Delaware General Corporation Law, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Amendment.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of this Information Statement by (i) any person or group known to us with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and our chief financial officer and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 18062 Irvine Blvd, Suite 103, Tustin, California 92780. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name	Sole Voting or Investment Power		Shared Voting or Investment Power		Aggregate Beneficial Ownership	Percent of Beneficial Ownership
Craig Holland (2)	13,987,375	(4)	10,680,356	(4)	24,667,731	24.7%
Mick Donahoo (2)	11,828,025	(3)	-		11,828,025	11.8%

All current directors and executive officers as a group (2 persons)	25,815,390	(4)	10,680,356		36,495,756	36.5%
5% Stockholders Not Listed Above:
Holland Family Trust (5)	10,680,356	(5)				10.7%

(1)
Unless otherwise indicated, based on 99,938,817 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates one of our officers or directors.
(4)	Includes options to purchase 115,000 shares of common stock that are exercisable on February 2, 2011.
(5)	The trustee for the Holland Family Trust is Craig Holland.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

FREEZE TAG, INC.

December 20, 2013	By:	/s/ Craig Holland
Craig Holland
Chief Executive Officer and President

Exhibit A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
FREEZE TAG, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

Freeze Tag, Inc., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officers, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation to increase the authorized shares of the Corporation’s Common Stock, par value $0.001 per share; and (ii) declaring such amendments to be advisable.

SECOND: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by amending and restating the first paragraph of Article IV to read as follows:

“The corporation is authorized to issue two classes of capital stock, designated Common Stock (hereinafter referred to as “Common Stock”) and Preferred Stock (hereinafter referred to as “Preferred Stock”). The amount of total capital stock of the corporation is 510,000,000 shares, consisting of 10,000,000 shares of Preferred Stock, $0.001 par value, and 500,000,000 shares of Common Stock, $0.001 par value.”

THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders shares of the Corporation entitled to vote thereon approved the amendment, by written consent, on December 19, 2013.

FOURTH: That the amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by Craig Holland, its Chief Executive Officer and President, and attested to by Mick Donahoo, its Chief Financial Officer, this ___ day of December, 2013.

FREEZE TAG, INC.

By:	/s/ Craig Holland
Craig Holland
Chief Executive Officer and President

ATTEST:

/s/ Mick Donahoo
Mick Donahoo
Chief Financial Officer